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                                  SCHEDULE 21

                                 SUBSIDIARIES

Subsidiary                                         Pct. Ownership            State of Incorporation
----------                                         --------------            ----------------------
Castle Dental Centers of Texas, Inc.                    100%                       Texas

Castle Texas Holdings, Inc.                             100%                       Delaware

Castle Dental Centers of Tennessee, Inc.                100%                       Tennessee

Castle Dental Centers of Florida, Inc.                  100%                       Florida

Dentcor, Inc. (of Castle Dental Centers                 100%                       Florida
 of Florida, Inc.)

CDC of California, Inc.                                 100%                       Delaware

Castle Dental Centers of California, L.L.C.             100%                       Delaware
 (of CDC of California, Inc.)

Academy for Dental Assistants, Inc.                    100%                       Florida
 (of Castle Dental Centers of Florida, Inc.)

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